As filed with the Securities and Exchange Commission on October 15, 2001.
                                            Registration No. 333-________
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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                             NUCLEAR SOLUTIONS, INC.
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            (Exact Name of registrant as specified in its Charter)

         Nevada                   0-31959                   88-0433815
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(State of Incorporation)    Commission File No.        (IRS Employer
                                                        Identification No.)

    1530 East Commercial St., Ste. 109, Meridian, ID        83642
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    (Address of principal executive offices)             (Zip Code)

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            CONSULTING SERVICES CONTRACT WITH IGOR LITOVSKY
                           (Full Title of Plan)

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                                Dr. Paul Brown
                             Chief Executive Officer
                        1530 East Commercial St., Ste. 109,
                                Meridian, ID  83642
                      (Name and Address of agent for service)

                                (208) 846-7868
       -------------------------------------------------------------
       (Telephone Number, including area code, of agent for service)

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                           COPIES OF COMMUNICATIONS TO:
                               Gregory M. Wilson
                                Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016
                             Telephone (509) 891-8373
                               Fax (509) 891-8382

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                        CALCULATION OF REGISTRATION FEE
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                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
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Common Stock,         200,000 shares    $2.45       $490,000    $122.50
par value
$.001 per share
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(1) This Registration Statement relates to 200,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon pursuant to the terms of the Consulting Services Contracts with Igor Litovsky.

(2)   Pursuant to Rule 457(c) of the Securities Act of 1933 (the
"Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on October 11, 2001.

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                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

        The information required to be provided pursuant to this Item to the individual participant, Igor Litovsky, is set forth in the consulting services contract with Igor Litovsky, dated September 20, 2001 (the "Consulting Services Contract"). See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Written statement required to be provided to participants pursuant to this Item 2:

        We will provide without charge to each participant in the Consulting Services Contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Nuclear Solutions, Attn: Paul Brown, 1530 East Commercial St., Ste. 109, Meridian, ID 83642, Phone: (208) 846-7868.

                                    PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The contents of the following documents filed by NUCLEAR SOLUTIONS, INC., a Nevada corporation ("NSOL" or the "Registrant"), formerly called Stock Watch Man, Inc. with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

      (i) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

      (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Gregory M. Wilson, attorney for the issuer, who has rendered a Legal Opinion for this S-8 Registration is a shareholder of Nuclear Solutions, Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH NDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.



ITEM 8.  EXHIBITS

The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 0-31959, as filed with the United States Securities and Exchange Commission.

Exhibit No.                Description of Exhibits

 3.1*         Certificate of Incorporation of Stock Watch Man, Inc., now
              known at Nuclear Solutions, Inc.
 3.2*         Bylaws of Stock Watch Man, Inc., now known at Nuclear
              Solutions, Inc.
 3.3**        Amendment to Articles of Incorporation.
 4.1          Consulting Services Contract dated September 20, 2001 between
              Nuclear Solutions, Inc. and Igor Litovsky (filed herewith).
 5.1          Opinion of Gregory M. Wilson (filed herewith).
23.1          Consent of G. Brad Beckstead, Certified Public Accountant
              (filed herewith).
23.2          Consent of Gregory M. Wilson (included in Exhibit 5.1).
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* Previously filed as an exhibit to the Company's Form 10SB12G filed on November 16, 2000.

** Previously filed as an exhibit on Form 8-K filed on September 20, 2001.

ITEM 9. UNDERTAKINGS

        (a)  UNDERTAKING TO UPDATE

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Meridian, Idaho, on this 11th day of October, 2001.

                                  NUCLEAR SOLUTIONS, INC.

                                  By: /s/ Paul Brown
                                  ---------------------------
                                  Paul Brown
                                  CHIEF EXECUTIVE OFFICER


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 11th day of October, 2001.


         SIGNATURE                                TITLE
         ---------                                -----
  /s/ Paul Brown                    Chief Executive Officer
 ---------------------------------- (principal executive officer)
      Paul Brown                    and Chief Financial Officer

  /s/ Jackie Brown                  Corporate Secretary, Director
  ---------------------------------
      Jackie Brown

                                 INDEX TO EXHIBITS

The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 0-31959, as filed with the United States Securities and Exchange Commission.

Exhibit No.                Description of Exhibits

 3.1*         Certificate of Incorporation of Stock Watch Man, Inc., now
              known at Nuclear Solutions, Inc.
 3.2*         Bylaws of Stock Watch Man, Inc., now known at Nuclear
              Solutions, Inc.
 3.3**        Amendment to Articles of Incorporation.
 4.1          Consulting Services Contract dated September 20, 2001 between
              Nuclear Solutions, Inc. and Igor Litovsky (filed herewith).
 5.1          Opinion of Gregory M. Wilson (filed herewith).
23.1          Consent of G. Brad Beckstead, Certified Public Accountant
              (filed herewith).
23.2          Consent of Gregory M. Wilson (included in Exhibit 5.1).
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* Previously filed as an exhibit to the Company's Form 10SB12G filed on November 16, 2000.

** Previously filed as an exhibit on Form 8-K filed on September 20, 2001.